    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 1996

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ROHM AND HAAS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                                                23-1028370
           (STATE OR OTHER JURISDICTION OF                                  (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NUMBER)

                           100 INDEPENDENCE MALL WEST
                     PHILADELPHIA, PENNSYLVANIA 19106-2399
                                 (215) 592-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                ROBERT P. VOGEL
                             ROHM AND HAAS COMPANY
                           100 INDEPENDENCE MALL WEST
                     PHILADELPHIA, PENNSYLVANIA 19106-2399
                                 (215) 592-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of the Registration Statement.

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                                                          PROPOSED
TITLE OF EACH                                                         PROPOSED            MAXIMUM
CLASS OF                                        AMOUNT                MAXIMUM            AGGREGATE           AMOUNT OF
SECURITIES TO                                    TO BE             OFFERING PRICE         OFFERING          REGISTRATION
BE REGISTERED                                 REGISTERED            PER UNIT(1)           PRICE(1)              FEE
------------------------------------------------------------------------------------------------------------------------
Debt Securities........................      $30,000,000(2)             100%            $30,000,000          $9,090.91
------------------------------------------------------------------------------------------------------------------------
Debt Securities........................    $270,000,000(2)(3)           100%            $270,000,000         $93,750(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock ($2.50 par value).........            (4)                  (4)                 (4)                 (4)
------------------------------------------------------------------------------------------------------------------------

(1) Exclusive of accrued interest and estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).

(2) Or, if any Debt Securities are issued at an Original Issue Discount, such greater amount as shall result in an aggregate public offering price of $300,000,000.

(3) Pursuant to Rule 429 of the Securities Act of 1933, as amended, Debt Securities in the amounts of $95,000,000, $100,000,000 and $75,000,000 and filing fees of $50,000, $25,000 and $18,750 are being carried forward from Registration Statements No. 33-33670, 33-37757 and 33-42590, respectively.

(4) Such indeterminable number of shares of Common Stock shall be issued from time to time upon conversion of the Debt Securities.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 11, 1996

PROSPECTUS

                                  $300,000,000

                             ROHM AND HAAS COMPANY

                                DEBT SECURITIES

                            ------------------------

     Rohm and Haas Company (the "Company") may offer, from time to time, in one or more series, debt securities (the "Debt Securities") which may consist of convertible Debt Securities with an aggregate initial offering price not to exceed $300,000,000. Unless previously redeemed or otherwise purchased or acquired by the Company, convertible Debt Securities will be convertible at any time during the specified conversion period into shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), unless the terms of the specific convertible Debt Securities entitle the Company to pay cash in lieu of delivering Common Stock upon conversion. Each series will be offered on terms to be determined at the time of sale.

     When a particular series of Debt Securities is offered (the "Offered Debt Securities"), a supplement to this Prospectus (the "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series the specific designation, the ranking as senior or subordinated, the aggregate principal amount, denominations, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest (if any), redemption or conversion terms, if any, any listing on a securities exchange and any other terms of the Offered Debt Securities.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     The Offered Debt Securities will be sold directly by the Company, or indirectly through agents designated from time to time or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of the Offered Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions, fees or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

                The date of this Prospectus is October   , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661. Copies of the above-referenced materials may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or from the Commission's Internet web site at http://www.sec.gov. Such reports, proxy or information statements and other information concerning the Company can also be inspected at the offices of the following exchange on which the Common Stock of the Company is listed: the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 relating to the Debt Securities (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and the description of the Company's Common Stock contained in the Company's registration statement filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the effective date of the Registration Statement and prior to the termination of the offering of the Debt Securities, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be directed to Rohm and Haas Company, Public Relations Department, at the Company's principal executive offices, which are located at 100 Independence Mall West, Philadelphia, Pennsylvania 19106-2399, telephone (215) 592-3000.

                             ROHM AND HAAS COMPANY

     Rohm and Haas Company is engaged primarily in the research and development, manufacture and sale of a diversified line of specialty chemicals and allied products. Significant markets and industries into which its products are sold include construction, transportation, coatings, plastics, agriculture, water treatment, petroleum additives and electronics. Rohm and Haas Company has subsidiaries and affiliates operating in the United States and abroad.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods shown. The ratios were derived from the audited consolidated financial statements of the Company for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, and from the unaudited consolidated financial statements of the Company for the six months ended June 30, 1996.

                                              SIX MONTHS            YEAR ENDED DECEMBER 31,
                                                 ENDED        ------------------------------------
                                             JUNE 30, 1996    1995    1994    1993    1992    1991
                                             -------------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges........        9.1         6.2     5.9     3.4     4.1     3.9

     For purposes of these computations, earnings consist of earnings before taxes plus fixed charges after eliminating undistributed earnings of affiliates and capitalized interest net of amortization of previously capitalized interest. Fixed charges consist of interest expense and amortization of debt discount and expense on all indebtedness plus a portion of rent expense, deemed to represent an interest factor. All interest expense, including capitalized interest, and amortization of debt discount and expense have been included in all ratios.

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Debt Securities will be added to the working capital of the Company and will be used for general corporate purposes, the financing of a portion of the Company's capital expenditure programs and possibly acquisitions. The Company has budgeted approximately $1.1 billion for additions to land, buildings and equipment over the next three years, of which approximately $315 million has been budgeted for 1996. Other sources of funds for these capital expenditures include cash flow from operations and other financing activities.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities, which may be issued as convertible Debt Securities, will constitute either senior or subordinated debt of the Company and will be issued, in the case of senior Debt Securities, under an Indenture dated as of April 1, 1986, as supplemented by a First Supplemental Indenture, dated as of December 15, 1988 and a Second Supplemental Indenture dated as of May 1, 1992 (the "Senior Debt Indenture"), between the Company and Mellon Bank, N.A., successor to CoreStates Bank, N.A., formerly, The Philadelphia National Bank, as Trustee, and, in the case of subordinated Debt Securities, under a Subordinated Indenture dated as of May 1, 1992, between the Company and Wachovia Bank of Georgia, National Association, as Trustee (the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an

"Indenture" and collectively as the "Indentures." Mellon Bank, N.A. and Wachovia Bank of Georgia, National Association are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." The Indentures are filed as Exhibits 4(c) and 4(d) to Registration Statement No. 33-42590 and incorporated by reference herein. The following summaries of certain provisions of the Indentures do not purport to be complete and such summaries are subject to and are qualified in their entirety by reference to, all the provisions of the applicable Indenture, including the definitions therein of certain terms. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to herein or in a Prospectus Supplement, such sections or defined terms are incorporated herein or therein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the applicable Indenture. The Indentures are substantially identical except for provisions relating to subordination and covenants of the Company. See "Subordinated Debt," "Restricted and Unrestricted Subsidiaries" and "Limitations upon Secured Debt of the Company and its Restricted Subsidiaries." The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

     The Debt Securities will be unsecured senior or subordinated obligations of the Company.

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and both provide that Debt Securities may be issued thereunder from time to time in one or more series.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) the classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount and purchase price; (ii) whether the Debt Securities are convertible into Common Stock of the Company and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or rate, the conversion period, the Company's right, if any, to pay cash in lieu of delivering the Common Stock upon conversion, and other provisions in addition to or in lieu of those described herein; (iii) the date of maturity; (iv) the method by which amounts payable in respect of principal, premium, if any, or interest on, or upon the redemption of, such Debt Securities may be calculated, and any indices, or value, rate or price, relevant to such calculation; (v) the interest rate or rates (or the method by which such rate or rates will be determined), if any; (vi) the dates on which any such interest will be payable;
(vii) the place or places where the principal of, premium, if any, or interest on, the Offered Debt Securities will be payable; (viii) any redemption, repayment or sinking fund provisions; (ix) whether the Debt Securities will be represented by a Global Security, and, if so, provisions with respect to such Global Security and the related Depositary; and (x) any other specific terms of the Offered Debt Securities, including any additional or different events of default, remedies or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations. (Section 301)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section
302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. If the Offered Debt Securities are Original Issue Discount Securities, the special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

GLOBAL SECURITIES

     The Debt Securities may be issued in the form of one or more fully registered global Securities (a "Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee of a Depositary identified in the Prospectus Supplement relating to such Offered Debt Securities. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 205)

     The specific terms of the depositary arrangement with respect to any portion of a series of Offered Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series.

CONVERTIBLE DEBT SECURITIES

     The following provisions will apply to Offered Debt Securities that are convertible Debt Securities unless otherwise provided in the Prospectus Supplement for such Offered Debt Securities.

     The Holder of any convertible Debt Securities will have the right, exercisable at any time during the time period specified in the Prospectus Supplement (unless such Debt Security is previously redeemed or otherwise purchased or acquired by the Company), to convert such Debt Securities into shares of Common Stock at the Conversion Price set forth in the Prospectus Supplement, subject to adjustment. The Holder of a convertible Debt Security may convert a portion thereof provided that the unconverted portion is an amount equal to an authorized denomination. (Section 1302) In the case of Debt Securities called for redemption, conversion rights will expire at the close of business on the date specified in the Notice of Redemption, except that in the case of redemption at the option of the Holder thereof, if applicable, such right will terminate upon receipt of written notice of the exercise of such option. In lieu of delivering shares of Common Stock upon notice of conversion of any convertible Debt Securities, the Company may be entitled, pursuant to
Section 301 of each Indenture, to elect to pay the Holder surrendering such convertible Debt Securities an amount in cash equal to the Conversion Market Price of the shares of Common Stock into which the Debt Securities are convertible on a date no later than the eighth Business Day following receipt by the Conversion Agent of the notice of conversion relating to such Debt Securities. (Sections 1104 and 1302)

     In certain events, the Conversion Price will be subject to adjustment as set forth in the Indentures. Such events include the issuance of shares of capital stock of the Company as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance of any shares of the Company's capital stock by reclassification of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 60 days) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and the distribution to substantially all holders of Common Stock of debt securities or assets (excluding cash dividends and distributions otherwise provided for in the Indentures). No adjustment of the Conversion Price will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. (Section 1304) Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment. (Section 1303)

     In case of any consolidation, merger or transfer of substantially all of the assets of the Company, as an entirety (with certain exceptions), the Holder of a convertible Debt Security may convert such Debt Security into the kind and amount of securities, cash or other assets which he or she would have owned immediately after the consolidation, merger or transfer had he or she converted such Debt Security immediately before the effective date of the transaction.

     If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends on Common Stock or rights to subscribe for Common Stock) and, pursuant to the anti-dilution provisions of the Indentures, the number of shares into which Debt Securities are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to Holders of such Debt Securities. If the Offered Debt Securities are convertible Debt Securities, the special federal income tax considerations applicable thereto will be described in the related Prospectus Supplement.

SENIOR DEBT

     The Debt Securities that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     The Debt Securities that will constitute part of the subordinated debt of the Company (the "Subordinated Debt Securities") will be issued under the Subordinated Debt Indenture and will be subordinate and subject in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of, premium, if any, and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any Bankruptcy Law) and other amounts due on or in connection with any Debt incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt. Excluded from the definition of Senior Indebtedness are the following: (a) any Debt if the instrument creating the same or evidencing the same or pursuant to which the same is outstanding expressly provides (i) that such Debt shall not be Senior in right of payment to the Subordinated Debt Securities, or (ii) that such Debt shall be subordinated to any other Debt of the Company, unless such instrument expressly provides that such Debt shall be senior in right of payment to the Subordinated Debt Securities, and (b) any Debt of the Company in respect of the Subordinated Debt Securities. "Debt" of the Company is defined in the Subordinated Debt Indenture as (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all Debt of others secured by a lien on any asset of the Company, whether or not such Debt is assumed by the Company, and (iv) all Debt of others for the payment of which the Company is responsible or liable as obligor or guarantor. (Section 1402)

     By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the Holders of Subordinated Debt Securities will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full, and (ii) creditors of the Company who are not Holders of Subordinated Debt Securities or holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of Subordinated Debt Securities. (Section 1403)

     In the event that the Subordinated Debt Securities are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default, then the Company is obligated to notify promptly holders of Senior Indebtedness of such acceleration. The Company may not pay the Subordinated Debt Securities until 180 days have passed after such acceleration occurs and may thereafter pay the Subordinated Debt Securities if the terms of the Subordinated Debt Indenture otherwise permit payment at that time. (Section 1404)

     No payment of the principal of or premium, if any, on any Subordinated Debt Security at Maturity, the Redemption Price, the Conversion Market Price or interest, if any, with respect to any of the Subordinated Debt Securities may be made (except sinking fund payments made in Debt Securities acquired before the default or event of default referred to in (i) and (ii) below), nor may the Company acquire any Subordinated Debt Securities, if at the time of such payment or acquisition or immediately after giving effect thereto, (i) there shall exist a default in the payment of any amounts then due on any Senior Indebtedness,
(ii) there shall have occurred any event of default with respect to Senior Indebtedness that permits the acceleration of the maturity thereof, or (iii) there shall be pending any proceeding with respect to such default or event of default referred to in (i) or (ii) above. (Section 1405)

     The Subordinated Debt Securities are obligations of the Company and are effectively subordinated to the indebtedness and other liabilities of each subsidiary of the Company to the extent of the assets of each subsidiary. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Subordinated Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments.

     Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the Holders of the Subordinated Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

     If the Offered Debt Securities are Subordinated Debt Securities, the related Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter. There are no restrictions in the Indenture on the creation of additional Senior Indebtedness or any other indebtedness.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The various restrictive provisions of the Senior Debt Indenture applicable to the Company and its Restricted Subsidiaries do not apply to Unrestricted Subsidiaries. However, the surplus, assets and indebtedness of Unrestricted Subsidiaries are consolidated with those of the Company and its Restricted Subsidiaries in calculating "Consolidated Net Worth" under the Senior Debt Indenture, which is defined to mean the aggregate of capital stock (excluding treasury shares) and surplus and surplus reserves which would be included on a consolidated balance sheet of the Company and its Subsidiaries. A "Subsidiary" is any corporation a majority of the Voting Shares of which is at the time owned directly or indirectly by the Company and its other Subsidiaries. "Voting Shares" are outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default. A "Restricted Subsidiary" is any Subsidiary of the Company which owns or leases any Principal Operating Property. "Principal Operating Property" is any principal manufacturing plant and related physical facilities (other than pollution control facilities constructed or acquired after December 31, 1985) located in the United States, any of its territories or possessions or Puerto Rico and owned and operated by the Company or any Subsidiary for more than 90 days, other than any such plant which, in the opinion of the Board of Directors, is not of material importance to the business of the Company and its Restricted Subsidiaries as a whole. An "Unrestricted Subsidiary" is any Subsidiary other than a Restricted Subsidiary. (Section 101)

LIMITATIONS UPON SECURED DEBT OF THE
COMPANY AND ITS RESTRICTED SUBSIDIARIES

     The Senior Debt Indenture provides that if the Company or any Restricted Subsidiary shall incur, suffer to exist or guarantee any indebtedness for money borrowed ("Debt") secured by a mortgage ("Mortgage") on any Principal Operating Property or on any shares of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Offered Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Operating Properties (other than those exempt under clauses (b) through (g) under "Limitations upon Sale and Leaseback Transactions" below), would not exceed 5% of Consolidated Net Worth. (Section
1009) This restriction will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress or advance payments, (d) Mortgages on property (including leasehold estates), shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into or for which commitments are received within specified time limits, and (e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive. (Section 1009) "Attributable Debt" is defined to mean the total net amount of rent required to be paid during the remaining term of any lease, discounted at a rate per annum not greater than the rate borne by any Debt Securities of any series, compounded semi-annually. (Section 101)

LIMITATIONS UPON SALE AND LEASEBACK TRANSACTIONS

     Pursuant to the Senior Debt Indenture, neither the Company nor any Restricted Subsidiary may sell or transfer any Principal Operating Property with the intention of taking back a lease thereof (a "sale and leaseback transaction"). This restriction will not apply to any sale and leaseback transaction if: (a) the Company or such Restricted Subsidiary could mortgage such Principal Operating Property pursuant to Section 1009 of the Senior Debt Indenture in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Debt Securities; (b) within 120 days after the sale or transfer is completed the Company or a Restricted Subsidiary applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary an amount not less than the greater of
(i) the net proceeds of the sale of the Principal Operating Property leased or
(ii) the fair market value of the Principal Operating Property leased, subject to certain credits for debt reacquired or retired; (c) within 120 days after the sale or transfer is completed, the Company or a Restricted Subsidiary applies to the purchase of a similar property an amount not less than the greater of (i) the net proceeds of the sale of the Principal Operating Property leased or (ii) the fair market value of the Principal Operating Property leased; (d) the sale or transfer of the Principal Operating Property is made within 120 days after the latest of (i) the acquisition of such Principal Operating Property, (ii) the completion of construction or (iii) the commencement of full operation thereof;
(e) the sale or transfer of the Principal Operating Property is made pursuant to a bona fide commitment for such sale or transfer entered into within 120 days after the latest of the events specified in clause (d) above; (f) the lease in such sale and leaseback transaction is for a period, including renewals, of not in excess of three years; or (g) such arrangement is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

RESTRICTIONS ON MERGER

     Each Indenture provides that the Company may not consolidate or merge with or into any other corporation or sell or transfer all or substantially all of its property and assets to another corporation unless (i) the successor corporation is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and assumes payment of the principal of and interest on the Debt Securities and the performance and the observance of the Indenture, and (ii) such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition of the Indenture. (Section 801)

EVENTS OF DEFAULT

     The following are Events of Default under each Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days;
(c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) acceleration of the maturity of any indebtedness of the Company if such acceleration results from a default under the instrument giving rise to such indebtedness and is not rescinded or annulled within ten days after written notice; (f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Outstanding Debt Securities of any series shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, subject however, to the provisions of the Subordinated Debt Indenture which prohibit the Company from paying subordinated Debt Securities until 180 days after acceleration occurs. (Section 1404) See "Subordinated Debt." However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502) For information as to waiver of defaults, see "Modification and Waiver." Reference is made to the Prospectus Supplement relating to each series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

     Each Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 512)

     The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1008 of Senior Debt Indenture and Section 1004 of Subordinated Debt Indenture)

MODIFICATION AND WAIVER

     Modifications and amendments of each Indenture may be made by the Company and the Trustees with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the rate of interest, or the premium, if any, on any Debt Security,

(c) reduce the amount of principal of any Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or premium, if any, or interest, if any, on, any Debt Security, (e) adversely affect the right to convert any Security,
(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) adversely affect the applicable subordination provisions, if any. (Section 902) The Subordinated Debt Indenture may not be amended to impair the senior position of the holders of Senior Indebtedness without their consent. (Section 907)

     The Senior Debt Indenture provides that holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 1012) Each Indenture provides that holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the Indenture with respect to Debt Securities of that series, except a default in the payment of the principal of, premium or interest, if any, on, any Debt Security of that series or in respect of any provision which under the Indenture cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of that series affected. (Section 513)

DEFEASANCE PROVISIONS

     Defeasance and Discharge. Each Indenture provides that the Company will be discharged from any and all obligations in respect of the Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies, to hold moneys for payment in trust and to convert Securities, if applicable) effective the 91st day following the deposit with the Trustee, in trust, of money or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities; and such discharge will not be applicable to Debt Securities then listed on the New York Stock Exchange, if any, if the provision would cause such Debt Securities to be delisted as a result thereof. (Section 403)

     Defeasance of Certain Covenants. The Senior Debt Indenture also provides the Company with the option to omit to comply with certain restrictive covenants described in Sections 1009 and 1010. The Company, in order to exercise such option, will be required to deposit with the Trustee money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Senior Debt Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities to recognize income, gain or loss for Federal income tax purposes. (Section 1011 of the Senior Debt Indenture)

     Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of the Senior Debt Indenture and the Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt

Securities at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

THE TRUSTEES

     Mellon Bank, N.A. is the trustee under the Senior Debt Indenture pursuant to which the Company's 9 3/8% Debentures due November 15, 2019, its 9 7/8% Notes due September 1, 2000, its 9.50% Medium-Term Notes due 2021, its 5.65% Medium-Term Notes due March 5, 1998, its 5.69% Medium-Term Notes due March 5, 1998 and its 5.67% Medium-Term Notes due March 5, 1998 were issued. Under an indenture dated as of April 1, 1990, Mellon Bank, N.A. is also trustee for the 9.80% Amortizing Debentures due April 15, 2020 of Rohm and Haas Holdings Ltd., which are guaranteed by the Company. Mellon Bank, N.A., a successor in interest to Ameritrust Company National Association, is also trustee under the Trust Indenture and Security Agreement dated as of December 20, 1991 in connection with a sale and leaseback of assets at the Company's Texas subsidiary. Mellon Bank, N.A. also acts as a depository for funds of, makes loans to, and performs other services for, the Company in the normal course of business.

     Wachovia Bank of Georgia, National Association is the trustee under the Subordinated Debt Indenture, but it does not provide other banking services to the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The following statements are brief summaries of the material provisions relating to the Company's preferred stock and Common Stock and are qualified in their entirety by the provisions of the Company's Restated Certificate of Incorporation, which has been filed with the Commission.

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $2.50 per share and 25,000,000 shares of preferred stock, par value $1.00 per share. No stockholder has any preemptive right to subscribe for additional shares of capital stock.

PREFERRED STOCK

     The Company's Restated Certificate of Incorporation, as amended, authorizes the Board of Directors (without stockholder approval) to, among other things, issue shares of preferred stock from time to time in one or more series, each series to have such powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, as may be determined by the Board of Directors.

     On June 12, 1992, the Company issued one series of preferred stock having 2,646,061 shares (the "Preferred Stock"). The Preferred Stock is senior to the Company's Common Stock with respect to dividends and upon liquidation, dissolution or winding up. It is entitled to cumulative, preferential dividends at the annual rate of $2.75 per share, payable quarterly. The liquidation preference is $50 per share, plus accrued and unpaid dividends. The holders of the Preferred Stock are entitled to one vote per share on all matters submitted to a vote of the holders of Common Stock except when entitled to exercise certain special voting rights. Each share of the Preferred Stock is convertible at any time at the holder's option into 0.7812 shares of Common Stock, subject to certain adjustments. The Company has the option to redeem the Preferred Stock on and after June 15, 1999, at a fixed redemption price reducing annually from $50.15 per share on and after June 15, 2000 to $50 per share on and after June 15, 2002, payable, except in certain limited circumstances, in shares of Common Stock. The holders of Preferred Stock have antidilution protection against stock splits, stock dividends, and certain issuances of additional securities and extraordinary dividends.

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held for the election of directors and for all matters to be submitted to a vote of the Company's stockholders and to receive such dividends as may be legally declared by the Board of Directors. Certain of the Company's credit facilities contain restrictions which may limit the ability of the Company to pay dividends. In any event of liquidation of the Company, the holders of Common Stock are entitled to share in the assets available for distribution after the rights of preferred stockholders, if any, and creditors have been satisfied.

     The Company's stockholders are furnished with annual reports containing audited consolidated financial statements of the Company and its subsidiaries and quarterly reports containing unaudited consolidated financial information.

     The Company's Common Stock trades on the New York Stock Exchange under the "ROH" symbol. Wachovia Bank of North Carolina, N.A. is the transfer agent and registrar for the Common Stock.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Debt Securities will set forth the terms of the offering of the Offered Debt Securities, including the name or names of any agents, dealers or underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting commissions, fees or discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Offered Debt Securities also may be sold to dealers at the applicable price to the public set forth in the Prospectus Supplement relating to a particular series of Debt Securities. Such dealers may later resell the Debt Securities to investors and may be deemed to be "underwriters" within the meaning of the Securities Act.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. None of such agents, underwriters or dealers will have any responsibility in respect of the validity or performance of such contracts.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Agents and underwriters have engaged and may engage in transactions with, or perform services for, the Company in the ordinary course of business, including commercial banking and investment banking transactions.

                                    EXPERTS

     The consolidated financial statements and related financial statement schedules of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein, have been audited and reported upon by KPMG Peat Marwick LLP, independent certified public accountants. Such consolidated financial statements and schedules have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                             VALIDITY OF SECURITIES

     The validity of the Debt Securities offered hereby will be passed upon for the Company by Robert P. Vogel, General Counsel, Rohm and Haas Company, 100 Independence Mall West, Philadelphia, Pennsylvania 19106-2399. As of September 6, 1996, Mr. Vogel owned beneficially 2,204 shares of Common Stock of the Company, including shares allocated to his account under the Company's savings and employee stock ownership plans as of December 31, 1995, and 13,367 shares subject to options exercisable currently or within sixty days.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Filing Fee for Registration Statement.................................   $ 9,090.91
     Rating Agencies' Fees.................................................       15,000
     Legal Fees and Expenses...............................................       25,000
     Accounting Fees and Expenses..........................................        6,000
     Trustee's Fees and Expenses...........................................       25,000
     Printing..............................................................       15,000
     Blue Sky Fees and Expenses............................................        3,000
     Miscellaneous.........................................................     1,909.09
                                                                              ----------
               Total.......................................................   $  100,000
                                                                              ==========

---------------

* The foregoing expenses, except Filing Fee for Registration Statement, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Company's Bylaws provides that the Company shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Company (including the subsidiaries of the Company) or of a constituent corporation absorbed in a consolidation or merger (a "Constituent Corporation"), or is or was serving at the request of the Company or a Constituent Corporation as a director, officer, or employee of another enterprise, or is or was a director, officer or employee of the Company or a Constituent Corporation serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or of another enterprise, against expenses (including attorney's fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent that such person is not insured or otherwise indemnified and the power to so indemnify has been or may be granted by statute. The determination of the Company's duty or power to indemnify any such person under the applicable statutory standards shall be made (1) by the majority vote of a quorum of directors who are not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by a written opinion of independent legal counsel (who may but need not be regular counsel to the Company), or (3) by the stockholders. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding (a) for any present director or officer of the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company, or (b) for any other person, upon such terms and conditions as the Company's Audit Committee deems appropriate. The Company is a Delaware corporation and Section 145 of the General Corporation Law of Delaware governs the authority of Delaware corporations to indemnify their directors, officers, employees and agents.

     Article X of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or to any stockholder for monetary damages for any breach of duty as a director except to the extent such exemption from liability is not permitted under the Delaware General Corporation Law as currently in effect or hereafter amended. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of

Delaware (relating to the declaration of dividends and purchase or redemption of shares in violation of the General Corporation Law of Delaware) and (iv) for transactions from which the director derived an improper personal benefit.

     There is presently in force liability insurance for directors and officers of the Company acting in such capacities.

ITEM 16.  EXHIBITS.

    3(a)  Restated Certificate of Incorporation of the Company as amended to date
            (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form
            10-K for the year ended December 31, 1994).
     (b)  Bylaws of the Company as amended to date (incorporated by reference from Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31,
            1994).
    4(a)  Indenture dated as of April 1, 1986 between the Company and Mellon Bank, N.A., as successor to CoreStates Bank, N.A., formerly, The Philadelphia National Bank, as
            Trustee, restated to give effect to the First Supplemental Indenture dated as of
            December 15, 1988 and the Second Supplemental Indenture dated as of May 1, 1992
            (incorporated by reference from Exhibit 4(c) of Registration Statement No.
            33-42590).
     (b)  Subordinated Indenture dated as of May 1, 1992 between the Company and Wachovia
            Bank of Georgia, National Association, as Trustee (incorporated by reference from Exhibit 4(d) of Registration Statement No. 33-42590).
       5  Opinion of Robert P. Vogel, Esq. General Counsel for the Company.
      12  Computation of Ratio of Earnings to Fixed Charges of the Company and Subsidiaries.
   23(a)  Consent of KPMG Peat Marwick LLP.
     (b)  Consent of Robert P. Vogel, Esq. (included in Exhibit 5).
      24  Power of Attorney (included on pages II-4 and II-5 of this Registration
            Statement).
   25(a)  Statement of Eligibility and Qualification on Form T-1 of CoreStates Bank, N.A.,
            predecessor to Mellon Bank, N.A., to act as Trustee under the Senior Debt
            Indenture (incorporated by reference from Exhibit 26 of Registration Statement
            No. 33-42590).
     (b)  Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank of
            Georgia, National Association to act as Trustee under the Subordinated Debt
            Indenture (incorporated by reference from Exhibit 26 of Registration Statement
            No. 33-42590.

ITEM 17.  UNDERTAKINGS.

     (a) RULE 415 OFFERING.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) INDEMNIFICATION. Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA, ON THE 11TH DAY OF OCTOBER, 1996.

                                                 ROHM AND HAAS COMPANY
                                                     (REGISTRANT)

                                        BY     /s/  J. LAWRENCE WILSON
                                           ------------------------------------
                                                    J. LAWRENCE WILSON
                                                   CHAIRMAN OF THE BOARD

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

     EACH OF THE UNDERSIGNED HEREBY AUTHORIZES ROBERT P. VOGEL AND J. LAWRENCE WILSON, AND EACH OF THEM, AS HIS OR HER ATTORNEYS-IN-FACT TO EXECUTE IN THE NAME OF EACH SUCH PERSON AND TO FILE SUCH AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AS THE REGISTRANT DEEMS APPROPRIATE, AND APPOINTS EACH OF SUCH PERSONS AS ATTORNEYS-IN-FACT TO SIGN ON HIS OR HER BEHALF INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW AND TO FILE ALL AMENDMENTS, EXHIBITS, SUPPLEMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT.

              SIGNATURE                             TITLE                        DATE
              ---------                             -----                        ----
       /s/  J. LAWRENCE WILSON           CHAIRMAN OF THE BOARD, CHIEF
-------------------------------------      EXECUTIVE OFFICER AND
           (J. LAWRENCE WILSON)            DIRECTOR

        /s/  FRED W/ SHAFFER             VICE PRESIDENT AND CHIEF
-------------------------------------      FINANCIAL OFFICER (PRINCIPAL
             FRED W. SHAFFER               FINANCIAL AND ACCOUNTING
                                           OFFICER)

       /s/  GEORGE B. BEITZEL                        DIRECTOR
-------------------------------------
           (GEORGE B. BEITZEL)

        /s/  DANIEL B. BURKE                         DIRECTOR               OCTOBER 11, 1996
-------------------------------------
            (DANIEL B. BURKE)

-------------------------------------                DIRECTOR
          (EARL G. GRAVES)

       /s/  JAMES A. HENDERSON                       DIRECTOR
-------------------------------------
           (JAMES A. HENDERSON)

        /s/  JOHN H. MCARTHUR                      DIRECTOR
-------------------------------------
            (JOHN H. MCARTHUR)

              SIGNATURE                             TITLE                        DATE
              ---------                             -----                        ----
      /s/  PAUL F. MILLER, JR.                     DIRECTOR
-------------------------------------
          (PAUL F. MILLER, JR.)

-------------------------------------              DIRECTOR
          (JORGE P. MONTOYA)

         /s/  SANDRA O. MOOSE                      DIRECTOR
-------------------------------------
             (SANDRA O. MOOSE)

        /s/  JOHN P. MULRONEY                      DIRECTOR
-------------------------------------
            (JOHN P. MULRONEY)
                                                                          OCTOBER 11, 1996
          /s/  GILBERT S. OMENN                    DIRECTOR
-------------------------------------
              (GILBERT S. OMENN)

-------------------------------------              DIRECTOR
        (RONALDO H. SCHMITZ)

        /s/  ALAN SCHRIESHEIM                      DIRECTOR
-------------------------------------
            (ALAN SCHRIESHEIM)

       /s/  MARNA C. WHITTINGTON                   DIRECTOR
-------------------------------------
           (MARNA C. WHITTINGTON)

                                 EXHIBIT INDEX

                                                                                      SEQUENTIAL
EXHIBIT                                                                                  PAGE
  NO.                                     DESCRIPTION                                   NUMBER
-------     ------------------------------------------------------------------------  ----------
   3(a)     Restated Certificate of Incorporation of the Company as amended to date
              (incorporated by reference from Exhibit 3 of the Company's Annual
              Report on Form 10-K for the year ended December 31, 1994).............
    (b)     Bylaws of the Company as amended to date (incorporated by reference from
              Exhibit 3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994)..............................................
   4(a)     Indenture dated as of April 1, 1986 between the Company and Mellon Bank,
              N.A., as successor to CoreStates Bank, N.A., formerly, The
              Philadelphia National Bank, as Trustee, restated to give effect to the
              First Supplemental Indenture dated as of December 15, 1988 and the
              Second Supplemental Indenture dated as of May 1, 1992 (incorporated by reference from Exhibit 4(c) of Registration Statement No.
              33-42590).............................................................
    (b)     Subordinated Indenture dated as of May 1, 1992 between the Company and
              Wachovia Bank of Georgia, National Association, as Trustee
              (incorporated by reference from Exhibit 4(d) of Registration Statement
              No. 33-42590).........................................................
      5     Opinion of Robert P. Vogel, Esq. General Counsel for the Company........
     12     Computation of Ratio of Earnings to Fixed Charges of the Company and
              Subsidiaries..........................................................
  23(a)     Consent of KPMG Peat Marwick LLP........................................
    (b)     Consent of Robert P. Vogel, Esq. (included in Exhibit 5)................
     24     Power of Attorney (included on pages II-4 and II-5 of this Registration
              Statement)............................................................
  25(a)     Statement of Eligibility and Qualification on Form T-1 of CoreStates
              Bank, N.A., predecessor to Mellon Bank, N.A., to act as Trustee under the Senior Debt Indenture (incorporated by reference from Exhibit 26 of Registration Statement No. 33-42590)...............................
    (b)     Statement of Eligibility and Qualification on Form T-1 of Wachovia Bank
              of Georgia, National Association to act as Trustee under the
              Subordinated Debt Indenture (incorporated by reference from Exhibit 26 of Registration Statement No. 33-42590................................